--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-K/A

                                AMENDMENT NO. 1
              TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 6, 1995

                               ----------------

                           HOST MARRIOTT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                       1-5664                  53-0085950
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
     OF INCORPORATION)                                    IDENTIFICATION NUMBER)


                               ----------------

                 10400 FERNWOOD ROAD, BETHESDA, MARYLAND 20817
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                               ----------------

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (301) 380-9000
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  FORM 8-K/A

ITEM 5. OTHER EVENTS

  The Registrant hereby amends its Current Report on Form 8-K dated August 22, 1995 by filing financial statements of an acquired business, the Dallas/Fort Worth Airport Marriott (the "Hotel"). Pro Forma financial information of the Registrant incorporating the acquisition of the Hotel was previously filed in the Registrant's Form 8-K/A dated August 29, 1995.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS                               PAGE

  Financial statements of Dallas/Fort Worth Airport Marriott

    . As of and for the Year Ended December 30, 1994.                 3 - 11

    . As of and for the Thirty-two Weeks Ended August 11, 1995.      12 - 15


                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Host Marriott Corporation


                                          By:      /s/ Jeffrey P. Mayer
                                              ---------------------------------
                                                     Jeffrey P. Mayer
                                                   Senior Vice President
                                             Finance and Corporate Controller
                                                (Chief Accounting Officer)

Date: November 6, 1995

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE OWNERS OF THE DALLAS/FORT WORTH AIRPORT MARRIOTT:

  We have audited the accompanying statement of assets, liabilities and net advances from PHLP of the Dallas/Fort Worth Airport Marriott, as defined in Note 1, as of December 30, 1994, and the related statements of operations and cash flows for the year ended December 30, 1994. These financial statements are the responsibility of the management of the PHLP, as defined in Note 1. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Dallas/Fort Worth Airport Marriott (as defined in Note 1) as of December 30, 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Washington, D.C.,
November 3, 1995

                       DALLAS/FORT WORTH AIRPORT MARRIOTT

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 30, 1994
                                 (IN THOUSANDS)

REVENUE................................................................ $ 8,163
                                                                        -------
OPERATING COSTS AND EXPENSES
  Depreciation and amortization........................................     740
  Base and incentive management fees...................................   3,455
  Property taxes.......................................................   1,008
  Insurance and other..................................................      54
                                                                        -------
    Total operating costs and expenses.................................   5,257
                                                                        -------
OPERATING PROFIT BEFORE INTEREST.......................................   2,906
Interest expense.......................................................   5,310
                                                                        -------
NET LOSS............................................................... $(2,404)
                                                                        =======



   The accompanying notes are an integral part of these financial statements.

                       DALLAS/FORT WORTH AIRPORT MARRIOTT

                       STATEMENT OF ASSETS, LIABILITIES
                          AND NET ADVANCES FROM PHLP

                            AS OF DECEMBER 30, 1994
                                 (IN THOUSANDS)


                                ASSETS
                                ------
Property and equipment, net........................................... $ 19,164
Due from Marriott International.......................................    1,601
Property improvement fund.............................................        3
                                                                       --------
                                                                       $ 20,768
                                                                       ========
               LIABILITIES AND NET ADVANCES FROM PHLP
               --------------------------------------
Mortgage debt......................................................... $ 51,462
Due to Host Marriott Corporation......................................      897
Due to Marriott International, Inc....................................   26,941
Accrued interest......................................................      104
                                                                       --------
  Total liabilities...................................................   79,404
Net advances from PHLP................................................  (58,636)
                                                                       --------
                                                                       $ 20,768
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

                       DALLAS/FORT WORTH AIRPORT MARRIOTT

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 30, 1994
                                 (IN THOUSANDS)

OPERATING ACTIVITIES
  Net loss............................................................. $(2,404)
  Depreciation and amortization........................................     740
  Deferred incentive and base management fees..........................   2,263
  Loss on fixed asset disposition......................................       6
  Changes in other operating accounts:
    Due from Marriott International, Inc. .............................     302
    Accrued interest...................................................     (28)
                                                                        -------
  Cash provided by operations..........................................     879
                                                                        -------
FINANCING ACTIVITIES
  Change in net investment and advances from PHLP......................  (1,338)
  Decrease in amounts due from Marriott International, Inc. ...........     499
  Repayments to Host Marriott Corporation..............................    (105)
  Change in escrow fund cash...........................................      65
                                                                        -------
  Cash used in financing activities....................................    (879)
                                                                        -------
CHANGE IN CASH AND CASH EQUIVALENTS....................................     --
CASH AND CASH EQUIVALENTS, beginning of year...........................     --
                                                                        -------
CASH AND CASH EQUIVALENTS, end of year................................. $    --
                                                                        =======
SUPPLEMENTAL INFORMATION
  Cash paid for interest............................................... $ 5,451
                                                                        =======


   The accompanying notes are an integral part of these financial statements.

                      DALLAS/FORT WORTH AIRPORT MARRIOTT

                         NOTES TO FINANCIAL STATEMENTS
NOTE 1. THE HOTEL

 Basis of Presentation

  On August 22, 1995 ("Sale Date"), HMC Acquisitions Properties, Inc., a wholly-owned indirect subsidiary of Host Marriott Corporation, purchased the building, leasehold improvements and furniture, fixtures and equipment related to the Dallas/Fort Worth Airport Marriott located in Irving, Texas (the "Hotel") from Potomac Hotel Limited Partnership ("PHLP"), a Delaware limited partnership, for approximately $45 million. The Hotel was part of a portfolio of properties owned by PHLP. The Hotel, with approximately 500 rooms, is operated by Marriott International, Inc. as part of the Marriott Hotels, Resorts and Suites full-service hotel system.

  The Hotel's purchase price at the Sale Date was in excess of its carrying value. No adjustments related to the resultant sale are reflected in the accompanying statements.

  These financial statements present the assets, liabilities and net advances to PHLP, results of operations and cash flows related to the business of the Dallas/Fort Worth Airport Marriott which is a lesser component of PHLP for all periods presented. PHLP's historical basis in assets and liabilities of the Hotel have been carried over. Changes in Net Advances from PHLP represent the operating results of the Hotel adjusted for net cash transferred between PHLP and the Hotel.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Hotel's records are maintained on the accrual basis of accounting and its fiscal year ends on the Friday nearest to December 31.

 Revenues

  Revenues represent house profit, which is the Hotel's sales less property-level expenses excluding depreciation, management fees, real and personal property taxes, insurance and certain other costs which are classified as operating costs and expenses.

 Property and Equipment

  Property and equipment is recorded at cost. Replacements and improvements are capitalized as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 30 years for buildings and five to six years for furniture and equipment.

 Working Capital and Supplies

  Pursuant to the terms of the Hotel's management agreement discussed in Note 6, the Hotel is required to provide the respective manager with working capital and supplies to meet its operating needs. The manager converts cash advanced by PHLP into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the manager. Upon the termination of the agreements, it is expected that the working capital and supplies will be partially reconverted into cash and returned to PHLP or transferred to a subsequent owner or operator for consideration. Such working capital and supplies are also pledged as security for the Hotel's share of PHLP's debt as described in Note 5. As a result of these conditions, the individual components of working capital and supplies controlled by the manager is not reflected in the accompanying statement of assets, liabilities and net advances from PHLP.

                      DALLAS/FORT WORTH AIRPORT MARRIOTT

 Income Taxes

  Provision for Federal or state income taxes has not been made in the accompanying financial statements since PHLP does not pay income taxes but, rather, allocates its profits and losses to individual partners.

NOTE 3. REVENUES

  House profit for the year ended December 30, 1994 consists of (in thousands):

   HOTEL SALES
     Rooms............................................................ $14,516
     Food & Beverage..................................................   7,029
     Other............................................................   1,383
                                                                       -------
       Total Hotel Sales..............................................  22,928
                                                                       -------
   DEPARTMENT COSTS
     Rooms............................................................   3,648
     Food & Beverage..................................................   5,066
     Other............................................................     799
                                                                       -------
       Total Department Costs.........................................   9,513
                                                                       -------
   DEPARTMENT PROFIT..................................................  13,415
     Other Deductions.................................................  (5,252)
                                                                       -------
   HOUSE PROFIT....................................................... $ 8,163
                                                                       =======

NOTE 4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 30, 1994 (in thousands):

     Land............................................................. $  1,407
     Building and improvements........................................   25,576
     Furniture and equipment..........................................    4,527
                                                                       --------
                                                                         31,510
     Less accumulated depreciation and amortization...................  (12,346)
                                                                       --------
     Property and equipment, net...................................... $ 19,164
                                                                       ========

  All property and equipment is pledged as security against the Hotel's portion of PHLP's indebtedness and in the case of rental payments from the Hotel's portion of FF&E leases the loans related to FF&E of the Hotel. The amounts above reflect PHLP's historical basis in the Hotel's property and equipment and do not reflect the impact of the Sale to HMC Acquisition Properties Inc. on August 22, 1995.

NOTE 5. DEBT

 Bank Loan

  On December 22, 1987, PHLP borrowed $245 million (the "Bank Loan") from The Mitsui Trust and Banking Company (the "Bank Lender") secured by seven of PHLP hotels (the "Bank Hotels"). The Bank Loan bore interest at an effective fixed rate of 10.37% and required monthly, interest-only payments.

  The Bank Loan matured on December 22, 1994, and was not repaid because PHLP had insufficient funds to do so. At December 22, 1994, the principal balance of the Bank Loan was $245 million.

                      DALLAS/FORT WORTH AIRPORT MARRIOTT

  PHLP entered into a forbearance agreement with the Bank Lender under which the Lender agreed not to exercise its rights and remedies for nonpayment of the Bank Loan. PHLP subsequently refinanced (the "Refinancing") the Bank Loan. Under the Refinancing, PHLP was required to repay $44 million in principal and Host Marriott Corporation advanced $10 million under an existing Bank Loan guaranty. In exchange for the lender's agreement to forbear, PHLP agreed to continue to make monthly interest payments at a rate equal to the one-month LIBOR plus two percentage points for the period December 22, 1994 through June 21, 1995 and the one-month LIBOR plus two and one quarter percentage points for the period June 22, 1995 through the end of the extended forebearance period.

  Approximately $51.4 million of the $245 million Bank Loan principal has been allocated to the Hotel based on the relative amounts of title insurance specified by the lender to be required for the Hotel as compared to the total title insurance for the seven hotels when the Bank Loan originated in 1987.

 Other Loans

  As of December 30, 1994, $897,000 was outstanding to Host Marriott for an FF&E loan related to the Hotel. The FF&E loan is nonrecourse to the Parent and is effectively secured by payments from Marriott International, Inc. under the FF&E Lease, as defined in Note 6 below. As of December 30, 1994, Marriott International, Inc. owed $980,000, including related interest costs, for the Hotel FF&E capital lease.

NOTE 6. MANAGEMENT AGREEMENT

  Marriott International, Inc. (the "Manager") operates the Hotel pursuant to a long-term management agreement (the "Management Agreement") for a term of 25 years from the opening of the Hotel with renewal terms, at the option of the Manager, of up to an additional 50 years. The Management Agreement provides for payment of base management fees equal to 8% of gross hotel sales and incentive management fees equal to 20% of hotel operating profits (as defined, calculated before debt service on total Parent debt), and additional incentive fees, after certain returns to the Parent, ranging from 10% to 70% depending on the level of returns made to the partners. Payment of the incentive management fees is dependent upon the availability of cash flow after debt service, and payable only after repayment of certain debt service guaranty advances and certain priority returns to the Parent expressed as a percentage of limited partner invested equity. Through December 30, 1994, no incentive fees have been paid since inception. Deferred base fees were $7,360,000 as of December 30, 1994. Deferred incentive management fees were $19,523,000 as of December 30, 1994. In the event of early termination of the Management Agreement, the Manager will be owed additional fees based on the unexpired term and expected future base and incentive management fees.

  In accordance with the Management Agreement, the Manager is required to lease all FF&E replacements from the Hotel (the "FF&E Lease") for terms of up to six years. Lease payments represent an amount approximately equal to the principal amortization, interest and fees associated with indebtedness incurred by the Hotel to finance the FF&E replacements and any sales and use taxes, personal property taxes, insurance premiums and additional costs incurred by the Parent in connection with the acquisition and use of such replacements. As of December 30, 1994, the Manager was obligated to pay $980,000 (including related interest costs) to the Hotel during the term of this agreement.

  On February 24, 1995, the Parent, Bank Lender and the Manager entered into a cash collateral agreement with terms effective January 1, 1995. Effective January 1, 1995, 4% of gross hotel sales must be deposited in a

                      DALLAS/FORT WORTH AIRPORT MARRIOTT
property improvement fund for the future furniture, fixtures and equipment needs of the Hotel. Additionally, 1% of gross hotel sales must be deposited in a restricted cash account and are subordinated to the payment of debt service on the Bank Loan.

  The cash collateral agreement also adjusted the base management fee earned by the Manager under the management agreement from 8% to 3% of gross hotel sales effective January 1, 1995. The payment of 1% of the 3% base fee earned is subordinated to the payment of debt service on the Bank Loan. As a result, the subordinated base management fees are set aside in a restricted cash account where it will be held and made available for the payment of debt service.

  In conjunction with the acquisition of the Hotel by HMC Acquisition Properties, Inc., a new management agreement was entered into with the Manager. The new agreement provides for payment of base management fees equal to three percent of sales and a formula based incentive management fee limited to 20% of fiscal year Hotel operating profit (as defined). Had these terms been in effect for the year ended December 30, 1994, pro forma base and incentive management fees would have been $688,000.

  In connection with the Refinancing approximately $27 million of deferred management fees related to the Hotel were forgiven by the Manager on August 22, 1995.

  Additionally, the Parent has advanced $946,000 to the manager for working capital and supplies related to the Hotel which is included in Due from Marriott International, Inc.

                       DALLAS/FORT WORTH AIRPORT MARRIOTT

                            STATEMENT OF OPERATIONS

       FOR THE THIRTY-TWO WEEKS ENDED AUGUST 12, 1994 AND AUGUST 11, 1995
                           (UNAUDITED, IN THOUSANDS)

                                                                 1994     1995
                                                                -------  ------
REVENUE........................................................ $ 5,317  $6,192
                                                                -------  ------
OPERATING COSTS AND EXPENSES
  Depreciation and amortization................................     395     396
  Base and incentive management fees...........................   2,234   1,742
  Property taxes...............................................     672     685
  Insurance and other..........................................     (10)    114
                                                                -------  ------
    Total operating costs and expenses.........................   3,291   2,937
                                                                -------  ------
OPERATING PROFIT BEFORE INTEREST...............................   2,026   3,255
Interest expense...............................................   3,276   2,597
                                                                -------  ------
NET INCOME (LOSS).............................................. $(1,250) $  658
                                                                =======  ======



   The accompanying notes are an integral part of these financial statements.

                       DALLAS/FORT WORTH AIRPORT MARRIOTT

                    STATEMENT OF ASSETS, LIABILITIES AND NET
                              ADVANCES FROM PHLP
                                  (SEE NOTE 1)

                             AS OF AUGUST 11, 1995
                           (UNAUDITED, IN THOUSANDS)

                                ASSETS
                                ------
Property and equipment, net........................................... $ 18,872
Due from Marriott International, Inc..................................    2,312
Property improvement fund.............................................      515
Restricted cash.......................................................      155
                                                                       --------
                                                                       $ 21,854
                                                                       ========
               LIABILITIES AND NET ADVANCES FROM PHLP
               --------------------------------------
Mortgage debt......................................................... $ 51,462
Due to Host Marriott Corporation......................................    1,692
Due to Marriott International, Inc....................................   28,374
Accrued interest......................................................      219
                                                                       --------
  Total liabilities...................................................   81,747
Net advances from PHLP................................................  (59,893)
                                                                       --------
                                                                       $ 21,854
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

                       DALLAS/FORT WORTH AIRPORT MARRIOTT

                            STATEMENT OF CASH FLOWS

       FOR THE THIRTY-TWO WEEKS ENDED AUGUST 12, 1994 AND AUGUST 11, 1995
                           (UNAUDITED, IN THOUSANDS)

                                                                1994     1995
                                                               -------  -------
OPERATING ACTIVITIES
  Net income (loss)........................................... $(1,250) $   658
  Noncash items:
    Depreciation and amortization.............................     395      396
    Deferred incentive and base management fees...............   1,738    1,433
  Working capital changes:
    Due from/to Marriott International, Inc. .................    (504)      58
    Accrued interest..........................................     175      115
                                                               -------  -------
  Cash provided by operations.................................     554    2,660
                                                               -------  -------
INVESTING ACTIVITIES
    Additions to property and equipment.......................     --      (515)
    Change in property improvement fund.......................      (5)    (104)
                                                               -------  -------
    Cash used in investing activities.........................      (5)    (619)
                                                               -------  -------
FINANCING ACTIVITIES
    Change in net advances from PHLP..........................  (2,011)  (1,889)
    Deposit in restricted cash account........................     --      (155)
    Advances from Host Marriott Corporation...................   1,409      --
    Change in escrow fund cash................................      53        3
                                                               -------  -------
    Cash used in financing activities.........................    (549)  (2,041)
                                                               -------  -------
INCREASE IN CASH AND CASH EQUIVALENTS.........................     --       --
CASH AND CASH EQUIVALENTS, beginning of period................     --       --
                                                               -------  -------
CASH AND CASH EQUIVALENTS, end of period...................... $   --   $   --
                                                               =======  =======



   The accompanying notes are an integral part of these financial statements.

                      DALLAS/FORT WORTH AIRPORT MARRIOTT

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

  1. The accompanying financial statements of the Dallas/Fort Worth Airport Marriott (the "Hotel") have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been omitted. The Hotel believes the disclosures made are adequate to make the information presented not misleading. However, the financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 30, 1994 included elsewhere in this Form 8-K.

  In the opinion of the Hotel, the accompanying unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Hotel as of August 11, 1995 and the results of operations and cash flows for the thirty-two weeks ended August 12, 1994 and August 11, 1995. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

  2. House profit represents hotel operating results less property-level expenses excluding depreciation, management fees, real and personal property taxes, insurance and certain other costs which are classified as operating costs and expenses.

  House profit generated by the Hotel for the thirty-two weeks ended August 12, 1994 and August 11, 1995 consists of:

                                                               1994     1995
                                                              -------  -------
                                                              (IN THOUSANDS)
   SALES
     Rooms................................................... $ 9,213  $ 9,983
     Food & Beverage.........................................   4,331    4,706
     Other...................................................     837      776
                                                              -------  -------
       Total Hotel Sales.....................................  14,381   15,465
                                                              -------  -------
   DEPARTMENT COSTS
     Rooms...................................................   2,225    2,364
     Food & Beverage.........................................   3,102    3,168
     Other...................................................     469      511
                                                              -------  -------
       Total Department Costs................................   5,796    6,043
                                                              -------  -------
   DEPARTMENT PROFIT.........................................   8,585    9,422
     Other Deductions........................................  (3,268)  (3,230)
                                                              -------  -------
   HOUSE PROFIT.............................................. $ 5,317  $ 6,192
                                                              =======  =======